August 2026

Preliminary Pricing Supplement No. 17,992

Registration Statement Nos. 333-293641; 333-293641-01

Dated August 11, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Bloom Energy Corporation and the Common Stock of Generac Holdings Inc. due August 23, 2029

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the lowest performing of the class A common stock of Bloom Energy Corporation and the common stock of Generac Holdings Inc. (each referred to as an “underlying stock”)

￭The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not pay interest, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities, tax supplement and prospectus, as supplemented or modified by this document.

￭Automatic Call. The securities will be automatically called if the stock closing price of the lowest performing underlying stock on the call date is greater than or equal to its threshold price for a call payment equal to the face amount plus the call premium of 40.00% of the face amount. No further payments will be made on the securities once they have been called.

￭Maturity Payment Amount. If the securities are not automatically called prior to maturity, you will receive at maturity a cash payment per security as follows:

￭If the ending price of the lowest performing underlying stock is greater than its starting price, you will receive a maturity payment amount equal to the face amount plus a positive return equal to at least 425% (to be determined on the pricing date) of the percentage increase in the price of the lowest performing underlying stock from its starting price.

￭If the ending price of the lowest performing underlying stock is equal to or less than its starting price, but greater than or equal to 50% of its starting price, which we refer to as the threshold price, you will receive a maturity payment amount of $1,000 per $1,000 security.

￭If the ending price of the lowest performing underlying stock is less than its threshold price, you will have full downside exposure to the decrease in the price of the lowest performing underlying stock from its starting price, and you will lose more than 50%, and possibly all, of your initial investment.

￭The maturity payment amount may be significantly less than the face amount, and you could lose your entire investment.

￭The securities are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving a call payment greater than the face amount if the stock closing price of each underlying stock is greater than or equal to its threshold price on the call date or maturity payment amount greater than the face amount if the ending price of each underlying stock is greater than its starting price on the calculation day.

￭Because all payments on the securities are based on the lowest performing of the underlying stocks, a decline in price of more than 50% by either underlying stock will result in a loss on your investment, even if the price of the other underlying stock has appreciated or has not declined as much.

￭If the securities are automatically called prior to maturity, investors will not participate in any appreciation of either underlying stock.

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, the underlying stocks.

The current estimated value of the securities is approximately $906.30 per security, or within $6.30 of that estimate. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(2)
Per security	$1,000	$25.75	$974.25
Total	$	$	$

(1)Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $25.75 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $20.00 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)In respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated April 8, 2026 Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Morgan Stanley Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Bloom Energy Corporation and the Common Stock of Generac Holdings Inc. due August 23, 2029

Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	August 23, 2029†, subject to postponement if the calculation day is postponed
Underlying stocks:

The class A common stock of Bloom Energy Corporation (the “BE Stock”) and the common stock of Generac Holdings Inc. (the “GNRC Stock”) (each referred to as an “underlying stock,” and collectively as the “underlying stocks”)

Automatic call:

If, on the call date, the stock closing price of the lowest performing underlying stock is greater than or equal to its threshold price, the securities will be automatically called for the call payment on the call settlement date.

The securities will not be automatically called on the call settlement date if the stock closing price of either underlying stock is less than its threshold price on the call date.

If the securities are automatically called, the positive return on the securities will be limited to the call premium, even if the stock closing price of the lowest performing underlying stock on the call date significantly exceeds its starting price. If the securities are automatically called, you will not participate in any appreciation of either underlying stock.

Call payment:

The call payment will be an amount in cash per face amount of $1,400, which corresponds to a call premium of 40.00% of the face amount.

No further payments will be made on the securities once they have been called.

Call date:	August 24, 2027†*
Call settlement date:	Three business days after the call date.*
Maturity payment amount:

If the securities are not automatically called prior to maturity, you will be entitled to receive on the maturity date a cash payment per security as follows:

￭if the ending price of the lowest performing underlying stock is greater than its starting price:

$1,000 + ($1,000 × stock return of the lowest performing underlying stock × participation rate)

￭if the ending price of the lowest performing underlying stock is equal to or less than its starting price but greater than or equal to its threshold price:

$1,000

￭if the ending price of the lowest performing underlying stock is less than its threshold price:

$1,000 + ($1,000 × stock return of the lowest performing underlying stock)

Under these circumstances, you will lose more than 50%, and possibly all, of your investment.

Participation rate:	At least 425%, to be determined on the pricing date
Stock closing price:

With respect to each underlying stock, stock closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement for principal at risk securities.

Starting price:

With respect to the class A common stock of Bloom Energy Corporation: $ , which is the stock closing price on the pricing date

With respect to the common stock of Generac Holdings Inc.: $ , which is the stock closing price on the pricing date

Ending price:	With respect to each underlying stock, the stock closing price on the calculation day
Threshold price:

With respect to the class A common stock of Bloom Energy Corporation: $ , which is equal to 50% of the starting price

With respect to the common stock of Generac Holdings Inc.: $ , which is equal to 50% of the starting price

August 2026 Page 2

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Bloom Energy Corporation and the Common Stock of Generac Holdings Inc. due August 23, 2029

Calculation day:	August 20, 2029**†, subject to postponement for non-trading days and certain market disruption events.
Lowest performing underlying stock:	The underlying stock with the lower stock return
Stock return:	With respect to each underlying stock, (ending price – starting price) / (starting price)
Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	August 19, 2026*†
Original issue date:	August 24, 2026*† (3 business days after the pricing date)
CUSIP / ISIN:	61781DRG5 / US61781DRG50
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

†To the extent we make any change to the pricing date or original issue date, the call date, calculation day and maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

* Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

August 2026 Page 3

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Bloom Energy Corporation and the Common Stock of Generac Holdings Inc. due August 23, 2029

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000 per security. We estimate that the value of each security on the pricing date will be approximately $906.30, or within $6.30 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the call payment amount and the threshold prices, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

August 2026 Page 4

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Bloom Energy Corporation and the Common Stock of Generac Holdings Inc. due August 23, 2029

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Bloom Energy Corporation and the Common Stock of Generac Holdings Inc. due August 23, 2029 (the “securities”) may be appropriate for investors who:

￭believe that the stock closing price of each underlying stock will be greater than or equal to its threshold price on the call date;

￭seek the potential for a fixed return if the stock closing price of each underlying stock is greater than or equal to its threshold price as of the call date in lieu of at least 425% leveraged participation in any potential appreciation of either underlying stock;

￭if the securities are not automatically called prior to maturity, seek exposure to at least 425% of the positive performance of the lowest performing underlying stock if the ending price of the lowest performing underlying stock is greater than its starting price;

￭understand that if the stock closing price of either underlying stock is less than its threshold price on the call date and the ending price of either underlying stock is less than its starting price on the calculation day, they will not receive any positive return on their investment in the securities, and that if the stock closing price of either underlying stock on the calculation day has declined by more than 50% from its starting price, they will lose more than 50%, and possibly all, of the face amount of their securities at maturity;

￭understand that the term of the securities may be as short as approximately one year, and that if the securities are automatically called, no further payments will be made on the securities once they have been called;

￭understand that the return on the securities will depend solely on the performance of the underlying stock that is the lowest performing underlying stock on the call date or, if the securities are not automatically called prior to maturity, on the calculation day, and that they will not benefit in any way from the performance of the better performing underlying stock on either date;

￭understand that the securities are riskier than alternative investments linked to only one of the underlying stocks or linked to a basket composed of each underlying stock;

￭understand and are willing to accept the full downside risks of each underlying stock;

￭are willing to forgo interest payments on the securities and dividends on the underlying stocks; and

￭are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭require full payment of the face amount of the securities at maturity;

￭believe that the stock closing price of each underlying stock will be less than its threshold price on the call date or less than its starting price on the calculation day;

￭seek a security with a fixed term;

￭are unwilling to accept the risk that, if the stock closing price of either underlying stock is less than its threshold price on the call date and, if the securities are not automatically called prior to maturity, less than its starting price on the calculation day, they will not receive any positive return on their investment in the securities;

￭are unwilling to accept the risk that, if the securities are not automatically called prior to maturity, the stock closing price of the lowest performing underlying stock on the calculation day may decline by more than 50% from its starting price to its ending price, in which case they will lose more than 50%, and possibly all, of the face amount of their securities at maturity;

￭seek current income;

￭are unwilling to accept the risk of exposure to the underlying stocks;

￭are unwilling to accept our credit risk; or

￭prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement and tax supplement for risks related to an investment in the securities. For more information about the underlying stocks, please see the sections titled “Bloom Energy Corporation Overview” and “Generac Holdings Inc. Overview” below.

August 2026 Page 5

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Bloom Energy Corporation and the Common Stock of Generac Holdings Inc. due August 23, 2029

Determining Timing and Amount of Payment on the Securities

The timing and amount of the payment you will receive will be determined as follows:

August 2026 Page 6

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Bloom Energy Corporation and the Common Stock of Generac Holdings Inc. due August 23, 2029

Hypothetical Payout Profile

The hypothetical payout profile below illustrates the call payment or maturity payment amount on the securities, as applicable, for a range of hypothetical performances of the lowest performing underlying stock from its starting price to its closing price on the call date or the calculation day, as applicable.

Call date
Hypothetical Maturity Payment Amount
Lowest Performing Underlying Stock
Call Date (Call Premium: 40.00%)
Security Return
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
-100%
-90%
-80%
-70%
-60%
-50%
-40%
-30%
-20%
-10%
0%
10%
20%
30%
40%
50%
60%
70%
Hypothetical Percentage Change in the Stock Closing Price of the Lowest Performing Underlying Stock on the Call Date or the Calculation Day

August 2026 Page 7

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Bloom Energy Corporation and the Common Stock of Generac Holdings Inc. due August 23, 2029

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. Whether the securities are automatically called prior to maturity will be determined by reference to the stock closing price of each underlying stock on the call date, and the maturity payment amount will be determined by reference to the stock closing price of each underlying stock on the calculation day. The actual participation rate, starting prices and threshold prices will be determined on the pricing date. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms*:

Investment term:	Approximately 3 years
Call payment:

The call payment will be an amount in cash per face amount (corresponding to a return of approximately 40.00% of the face amount), as follows:

●Call date: $1,400

No further payments will be made on the securities once they have been called.

Hypothetical starting price:	With respect to the BE Stock: $100.00 With respect to the GNRC Stock: $100.00
Hypothetical threshold price:	With respect to the BE Stock: $50.00, which is 50% of the hypothetical starting price With respect to the GNRC Stock: $50.00, which is 50% of the hypothetical starting price
Hypothetical participation rate:	425%. The actual participation rate will be determined on the pricing date.

* The hypothetical starting price of $100.00 for the underlying stocks has been chosen for illustrative purposes only and does not represent the actual starting price of either underlying stock. The actual starting prices, threshold prices and participation rate will be determined on the pricing date and will be set forth under “Terms” above. For historical data regarding the actual closing prices of the underlying stocks, see the historical information set forth herein.

Automatic Call:

Example 1 — The securities are automatically called following the call date.

Date	BE Stock Closing Price	GNRC Stock Closing Price	Payment (per Security)
Call date	$150.00 (greater than or equal to the threshold price)	$125.00 (greater than or equal to the threshold price)	$1,400

In this example, on the call date, the stock closing price of each underlying stock is greater than or equal to its threshold price. Therefore, the securities are automatically called on the call settlement date. Investors will receive a payment of $1,400 per security on the call settlement date. No further payments will be made on the securities once they have been called, and investors do not participate in the appreciation in either underlying stock.

August 2026 Page 8

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Bloom Energy Corporation and the Common Stock of Generac Holdings Inc. due August 23, 2029

How to calculate the payment investors will receive at maturity:

In the following examples, the stock closing price of one or both underlying stocks is less than its threshold price on the call date, and, consequently, the securities are not automatically called prior to maturity.

	BE Stock Closing Price	GNRC Stock Closing Price	Maturity Payment Amount (per Security)
Example 1	$120.00 (greater than the starting price)	$110.00 (greater than the starting price)	$1,000 + ($1,000 × stock return of the lowest performing underlying stock × participation rate) = $1,000 + ($1,000 × 10% × 425%) = $1,425
Example 2	$150.00 (greater than the starting price)	$90.00 (less than the starting price but greater than or equal to the threshold price)	$1,000
Example 3	$40.00 (less than the threshold price)	$105.00 (greater than the starting price)	$1,000 + ($1,000 × stock return of the lowest performing underlying stock) = $1,000 + ($1,000 × -60%) = $400
Example 4	$35.00 (less than the threshold price)	$20.00 (less than the threshold price)	$1,000 + ($1,000 × -80%) = $200

In example 1, the ending price of each underlying stock is greater than its starting price. Therefore, investors receive at maturity the face amount plus a return reflecting 425% of the appreciation of the lowest performing underlying stock. Investors receive $1,425 per security at maturity.

In example 2, the ending price of one underlying stock is greater than its starting price, but the ending price of the other underlying stock is less than the starting price. Because the ending price of the lowest performing underlying stock is less than its starting price but greater than or equal to its threshold price, investors receive a maturity payment amount equal to the face amount of $1,000 per security, representing a 0% return over the 3-year term of the securities.

In example 3, the ending price of one underlying stock is greater than its starting price, but the ending price of the other underlying stock is less than its threshold price. Therefore, investors are fully exposed to the negative performance of the lowest performing underlying stock and will receive a maturity payment amount that is less than the face amount of the securities, even though the value of one underlying stock has increased from its starting price. The maturity payment amount is $400 per security, representing a loss of 60% on your investment over the 3-year term of the securities.

In example 4, the ending price of each underlying stock is less than its threshold price. Therefore, investors are fully exposed to the negative performance of the lowest performing underlying stock and will receive a maturity payment amount that is less than the face amount of the securities. The maturity payment amount is $200 per security, representing a loss of 80% on your investment over the 3-year term of the securities.

If the securities are not automatically called prior to maturity and the ending price of EITHER underlying stock is less than its threshold price on the calculation day, you will be fully exposed to the decline in the stock closing price of the lowest performing underlying stock. You may lose more than 50%, and possibly all, of your investment.

August 2026 Page 9

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Bloom Energy Corporation and the Common Stock of Generac Holdings Inc. due August 23, 2029

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, tax supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the ending price of either underlying stock is less than its threshold price, you will lose more than 50%, and possibly all, of your investment.

￭If the securities are automatically called prior to maturity, the appreciation potential of the securities is limited by the fixed call payment specified for the call date. If the stock closing price of each underlying stock is greater than or equal to its threshold price on the call date, the securities will be automatically called. In this scenario, the appreciation potential of the securities is limited to the fixed call payment specified on the call date, and no further payments will be made on the securities once they have been called. In addition, if the securities are automatically called prior to maturity, you will not participate in any appreciation of either underlying stock, which could be significant. Moreover, the fixed call payment may be less than the maturity payment amount you would receive for the same level of appreciation of the lowest performing underlying stock had the securities not been automatically called and instead remained outstanding until maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying stock on any day, including in relation to its starting price and threshold price, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks or securities markets generally and which may affect the price of each underlying stock, odividend rates on the underlying stocks,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying stocks that may or may not require an adjustment to the adjustment factors, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the face amount of $1,000 per security if the stock closing price of either underlying stock at the time of sale is near or below its threshold price or if market interest rates rise.

You cannot predict the future performance of either underlying stock based on historical performance. If the securities are not automatically called prior to maturity and the ending price of either underlying stock is less than its threshold price, you will be exposed to any decline in the stock closing price of the lowest performing underlying stock in excess of 50%. See “Bloom Energy Corporation Overview” and “Generac Holdings Inc. Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an automatic call or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

August 2026 Page 10

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Bloom Energy Corporation and the Common Stock of Generac Holdings Inc. due August 23, 2029

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlying stocks. Investing in the securities is not equivalent to investing in the underlying stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are automatically called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be called at any point other than the specified call settlement date.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your

August 2026 Page 11

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Bloom Energy Corporation and the Common Stock of Generac Holdings Inc. due August 23, 2029

securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting prices, the threshold prices, the ending prices, whether the securities will be called on the call settlement date and will calculate the amount of cash you receive at maturity if the securities are not automatically called prior to maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities— Certain Terms for Securities Linked to an Underlying Stock— Market Disruption Events,” “—Adjustment Events,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day,” “—Alternate Exchange Calculation in Case of an Event of Default” and related definitions in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlying stocks), including trading in the underlying stocks as well as in other instruments related to the underlying stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the calculation day approaches. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting price of an underlying stock, and, therefore, could increase (i) the price at or above which such underlying stock must close on the call date so that the securities are automatically called for the call payment (depending also on the performance of the other underlying stock) and (ii) the threshold price for such underlying stock, which is the price at or above which such underlying stock must close on the calculation day so that you do not suffer a loss on your initial investment in the securities (depending also on the performance of the other underlying stock). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of either underlying stock on the call date, and, accordingly, whether we call the securities prior to maturity and the amount of cash you will receive at maturity, if any.

￭The maturity date may be postponed if the calculation day is postponed. If the scheduled calculation day is not a trading day or if a market disruption event occurs on that day so that the calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying stocks to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlying Stocks

￭You are exposed to the price risk of each underlying stock. Your return on the securities is not linked to a basket consisting of each underlying stock. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying stock assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. Poor performance by either underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stock. To receive the call payment, the stock closing price of each underlying stock must be greater than or equal to its threshold price on the call date. In addition, if the securities have not been called

August 2026 Page 12

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Bloom Energy Corporation and the Common Stock of Generac Holdings Inc. due August 23, 2029

prior to maturity and the value of either underlying stock has declined to below its threshold price as of the calculation day, you will be fully exposed to the decline in the lowest performing underlying stock from its starting price, even if the other underlying stock has appreciated or has not declined as much. Under this scenario, the value of any such maturity payment amount will be less than 50% of the face amount of your securities and could be zero. Accordingly, your investment is subject to the price risk of each underlying stock.

￭Because the securities are linked to the performance of the lowest performing underlying stock, you are exposed to greater risk of sustaining a loss on your investment than if the securities were linked to just one underlying stock. The risk that you will suffer a loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying stock. With two underlying stocks, it is more likely that the ending price of either underlying stock will decline to below 50% of its starting price than if the securities were linked to only one underlying stock. Therefore, it is more likely that you will suffer a loss on your investment. In addition, because the value of each underlying stock must be greater than or equal to its threshold price on the call date in order for the securities to be called prior to maturity, the securities are less likely to be called on the call settlement date than if the securities were linked to just one underlying stock.

￭No affiliation with Bloom Energy Corporation or Generac Holdings Inc. Bloom Energy Corporation or Generac Holdings Inc. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Bloom Energy Corporation or Generac Holdings Inc. in connection with this offering.

￭We may engage in business with or involving Bloom Energy Corporation or Generac Holdings Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Bloom Energy Corporation or Generac Holdings Inc. without regard to your interests and thus may acquire non-public information about Bloom Energy Corporation or Generac Holdings Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Bloom Energy Corporation or Generac Holdings Inc. which may or may not recommend that investors buy or hold the underlying stock.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the calculation day. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before the calculation day, this may decrease the ending price of an underlying stock to be less than its threshold price (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

￭Historical closing prices of the underlying stocks should not be taken as an indication of the future performance of the underlying stocks during the term of the securities. No assurance can be given as to the price of the underlying stocks at any time, including on the calculation day, because historical closing prices of the underlying stocks do not provide an indication of future performance of the underlying stocks.

August 2026 Page 13

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Bloom Energy Corporation and the Common Stock of Generac Holdings Inc. due August 23, 2029

Bloom Energy Corporation Overview

Bloom Energy Corporation designs, manufactures, sells and installs solid-oxide fuel cell systems for on-site power generation. The BE Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Bloom Energy Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-38598 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Bloom Energy Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the BE Stock is accurate or complete.

The following graph sets forth the daily closing prices of the BE Stock for the period from January 1, 2021 through August 7, 2026. The closing price of the BE Stock on August 7, 2026 was $219.34. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the BE Stock may have been adjusted for stock splits and other corporate events. The historical performance of the BE Stock should not be taken as an indication of future performance, and no assurance can be given as to the closing price of the BE Stock at any time, including on the call date or the calculation day.

Class A Common Stock of Bloom Energy Corporation Daily Closing Prices January 1, 2021 to August 7, 2026

This document relates only to the securities offered hereby and does not relate to the BE Stock or other securities of Bloom Energy Corporation. We have derived all disclosures contained in this document regarding the BE Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Bloom Energy Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Bloom Energy Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the BE Stock (and therefore the price of the BE Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Bloom Energy Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the BE Stock.

August 2026 Page 14

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Bloom Energy Corporation and the Common Stock of Generac Holdings Inc. due August 23, 2029

Generac Holdings Inc. Overview

Generac Holdings Inc. is an energy technology company. The GNRC Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Generac Holdings Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-34627 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Generac Holdings Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the GNRC Stock is accurate or complete.

The following graph sets forth the daily closing prices of the GNRC Stock for the period from January 1, 2021 through August 7, 2026. The closing price of the GNRC Stock on August 7, 2026 was $212.22. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the GNRC Stock may have been adjusted for stock splits and other corporate events. The historical performance of the GNRC Stock should not be taken as an indication of future performance, and no assurance can be given as to the closing price of the GNRC Stock at any time, including on the call date or the calculation day.

Common Stock of Generac Holdings Inc. Daily Closing Prices January 1, 2021 to August 7, 2026

This document relates only to the securities offered hereby and does not relate to the GNRC Stock or other securities of Generac Holdings Inc. We have derived all disclosures contained in this document regarding the GNRC Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Generac Holdings Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Generac Holdings Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GNRC Stock (and therefore the price of the GNRC Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Generac Holdings Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the GNRC Stock.

August 2026 Page 15

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Bloom Energy Corporation and the Common Stock of Generac Holdings Inc. due August 23, 2029

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

United States federal income tax considerations

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts that are “open transactions,” as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. Moreover, because this treatment of the securities and our counsel’s opinion are based on market conditions as of the date of this preliminary pricing supplement, each is subject to confirmation on the pricing date. A different tax treatment could be adverse to you. Generally, if this treatment is respected, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your securities generally should be treated as capital gain or loss.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. If necessary, further information regarding the potential application of Section 871(m) will be provided in the final pricing supplement for the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $25.75 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling

August 2026 Page 16

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Bloom Energy Corporation and the Common Stock of Generac Holdings Inc. due August 23, 2029

concession of up to $20.00 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to “agent” refer to each of MS & Co. and WFS, as agents for this offering, except that references to “agent” in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Estimated Value of the Securities” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities and the tax supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the tax supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, tax supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the tax supplement or in the prospectus.

August 2026 Page 17